Exhibit 99.1
2111 N. Franklin Dr.
Washington, PA 15301
www.cb.bank

CB FINANCIAL SERVICES, INC.
ANNOUNCES COMPLETION OF THE 5% OUTSTANDING COMMON STOCK REPURCHASE PROGRAM

Washington, PA – June 18, 2025. CB Financial Services, Inc. (the “Company”) (NASDAQ: CBFV), the holding company for Community Bank, announced that its 5% common stock repurchase program was completed on June 13, 2025. The program commenced on July 26, 2024. In connection with the program, the Company purchased a total of 257,145 shares of the Company’s common stock at an average price of $28.70 per share.

About CB Financial Services, Inc.
CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates its branch network in southwestern Pennsylvania and West Virginia. Community Bank offers a broad array of retail and commercial lending and deposit services.

For more information about CB Financial Services, Inc. and Community Bank, visit our website at www.cb.bank.

Company Contact:
John H. Montgomery
President and Chief Executive Officer
Phone: (724) 223-8317

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